EXHIBIT 107

Calculation of Filing Fee Tables

S-3

(Form Type)

ENGlobal Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	457(c)	3,971,000(1)	$0.875(2)	$3,474,625	0.00011020	$382.91
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$3,474,625		$382.91
	Total Fees Previously Paid							$
	Total Fee Offsets							$0
	Net Fee Due							$382.91

(1)

Consists of shares of common stock issuable upon the exercise of a common stock purchase warrant issued by the registrant to the selling stockholder named in the registration statement. Pursuant to Rule 416 under the Securities Act, this registration statement also relates to an indeterminate number of additional shares of common stock to be issued as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act based on the average of the high and low sales prices of the registrant’s common stock on February 7, 2023, as reported on the Nasdaq Capital Market.

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Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims							-		-
Fee Offset Sources

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